ARTHUR
                                    ANDERSEN

                                                       ________________________
                                                       Arthur Andersen LLP
                                                       ________________________
                                                       Suite 3100
                                                       1255 17th Street
                                                       Denver, CO  80202-5531
                                                       303 295 1900


January 15, 1999


Securities and Exchange Commission
Washington, DC  20549

We have read Item 4 included in the attached Form 8-K dated January 15, 1999 of Cortech, Inc., filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Very truly yours,

ARTHUR ANDERSEN LLP



By: /s/ Gerald J. Laber
    -------------------
    Name:  Gerald J. Laber